UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2025
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 12, 2025, MarketWise, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted at the Annual Meeting on the three proposals below that are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2025. The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.
Proposal 1 - Election of Directors
The stockholders elected Dr. David Eifrig and Van Simmons to serve as Class I directors until the 2028 Annual Meeting of Stockholders, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. David Eifrig	12,453,591	8,076	852,913
Van Simmons	12,209,961	251,706	852,913

Proposal 2 - Amendment to 2021 Incentive Award Plan
The stockholders approved an amendment to the MarketWise, Inc. 2021 Incentive Award Plan to increase the overall share limit reserved for awards made under the 2021 Incentive Award Plan, by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
4,854,220	592,344	7,015,103	852,913

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, by the following votes:

Votes For	Votes Against	Votes Abstained
13,274,792	19,172	20,616

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: June 13, 2025	By:	/s/ Scott Forney
	Name:	Scott Forney
	Title:	General Counsel